                                                                    Exhibit 99.2

                           JOINT FILER INFORMATION

                 Item                                Information
Name:                                   WFC Holdings, LLC
Address:                                420 Montgomery Street
                                        San Francisco, CA 94104

Date of Event Requiring                 April 5, 2010
Statement (Month/Day/Year):

Issuer Name and Ticker or               PIMCO MUNICIPAL INCOME FUND III [PMX]
Trading Symbol:

Relationship of Reporting               10% Owner
Person(s) to Issuer:

If Amendment, Date Original             Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:       Form filed by More than One
                                        Reporting Person

Signature:                              WFC HOLDINGS, LLC

                                          By: /s/ Arthur C. Evans
                                              ------------------------------
                                          Name: Arthur C. Evans
                                          Title: Designated Signer
                                          Date:  September 11, 2018